Exhibit A


                                CSW ENERGY, INC.
                        LETTERS OF CREDIT AND GUARANTEES
                            Pursuant to Order 70-8295

                                at March 31, 2000

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


                              FEES   FEES   REFERENCE
 PROJECT   *      AMOUNT       PD   PAYABLE   NUMBER    MATURITY        BENEFICIARY      OBLIGOR         PURPOSE         AUTHORITY
 ------    -    -----------   ----  -------  --------- --------------  -------------    --------  ---------------------  ---------

 Frontera  G    $10,000,000   N/A     N/A      N/A     October 2000     Tenaska Power     CSWE    Power Sales Agreement   70-8205
                                                                          Services                  Support

 Frontera  G     $1,000,000   N/A     N/A      N/A     Until Terminated MGI Supply Ltd.   CSWE    Gas Supply Support      70-8205

 Frontera  G     $2,000,000   N/A     N/A      N/A     December 2000    El Paso Energy,   CSWE    Gas Supply Support      70-8205
                                                                          et al
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     *  G   - Guarantee